EXHIBIT 23.1


         Tedder, James, Worden & Associates, P.A., Certified Public Accountants Letterhead


       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM


         We consent to the incorporation by reference in this Registration Statement of Zeppelin Energy Inc. (the "Company") on Form S-8 of our report, dated March 29,2004, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in the Annual Report on Form 10-KSB of Zeppelin Energy Inc. for the year ended December 31, 2003.

            /s/ Tedder, James, Worden & Associates, P.A.
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            Tedder, James, Worden & Associates, P.A.



Orlando, Florida
July 15, 2004